                                                                   EXHIBIT 10.15

                                                                  EXECUTION COPY

                         INSURANCE ALLOCATION AGREEMENT

                                     between

                 NORTHROP GRUMMAN SPACE & MISSION SYSTEMS CORP.

                                       and

                        TRW AUTOMOTIVE ACQUISITION CORP.

                          Dated as of February 28, 2003

     This INSURANCE ALLOCATION AGREEMENT (this "Agreement"), dated as of
February 28, 2003 (the "Closing Date"), is entered into by and between NORTHROP
GRUMMAN SPACE & MISSION SYSTEMS CORP., an Ohio corporation formerly known as TRW
INC. ("TRW"), and TRW AUTOMOTIVE ACQUISITION CORP., a Delaware corporation
("TAAC"). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Master Purchase Agreement (as defined below).

     WHEREAS, BCP Acquisition Company L.L.C., a Delaware limited liability company (the "Purchaser"), and Northrop Grumman Corporation, a Delaware
corporation and the sole shareholder of TRW, have entered into a Master Purchase
Agreement, dated as of November 18, 2002, as amended by Amendment No. 1 thereto, dated as of December 20, 2002, among the Purchaser, Northrop Grumman
Corporation, TRW and TRW Automotive Inc., a Delaware corporation and majority-owned Subsidiary of TRW, (as the same may be amended, supplemented or modified to date, the "Master Purchase Agreement") providing for the purchase by
TAAC of TRW's Automotive Business;

     WHEREAS, pursuant to the Master Purchase Agreement, on or prior to the date hereof, TRW has contributed and transferred to TAAC, and TAAC has received and assumed, directly or indirectly, substantially all of the assets and liabilities currently associated with the Automotive Business and the stock or similar interests currently held by TRW in Subsidiaries and other entities that conduct the Automotive Business (the transactions described in this recital are referred to collectively as the "Transfers" and have been effected in accordance with
Article I of the Master Purchase Agreement);

     WHEREAS, the Company (as defined in the Master Purchase Agreement) and its
Subsidiaries currently maintain insurance coverage under TRW's insurance policies, which generally expire in May 2003; and

     WHEREAS, TRW and TAAC desire to enter into this Agreement in order to, among other things, allocate between TRW and TAAC certain insurance policies and arrangements of TRW and related coverages.

     NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements contained in this Agreement, the parties hereto agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

     As used in this Agreement, the following terms shall have the following meanings:

     1.1 "Automotive Business" shall have the meaning ascribed thereto in the
Master Purchase Agreement.

     1.2 "Company Liabilities" shall have the same meaning as Automotive
Liabilities in the Master Purchase Agreement.

     1.3 "Company Policies" shall mean all insurance policies that provide or have provided insurance coverage and that are held by the Company, any
Transferred Entity or any of their Subsidiaries, including any insurance policies held by Kelsey-Hayes Company, Fruehauf Corporation and Lucas
Industries, Inc.

     1.4 "Current TRW Policies" shall mean Property and Casualty insurance policies that insure TRW or one or more of its Subsidiaries or Affiliates and that have policy periods that extend beyond the Closing Date.

     1.5 "Other Policies" shall mean Property and Casualty insurance policies that provide or have provided insurance coverage to TRW or one or more of its
Subsidiaries or Affiliates as a result of the acquisition of the assets or shares of, or mergers or consolidations with, other Persons that had previously purchased such policies or that had succeeded to rights to obtain coverage from such policies prior to the time of the acquisition, merger or consolidation by or with TRW or one or more of its Subsidiaries or Affiliates (other than Company
Policies).

     1.6 "Prior TRW Policies" shall mean all Property and Casualty insurance policies that provide or have provided insurance coverage to TRW or one or more of its Subsidiaries or Affiliates that are neither Current TRW Policies nor
Other Policies.

     1.7 "Property and Casualty" shall mean property and casualty as that term is commonly used in the insurance business and includes but is not limited to liability policies, first party property policies and workers compensation policies.

     1.8 "TRW Liabilities" shall mean all Liabilities of TRW and its Affiliates, whether arising before or after the Closing Date, that are not Company
Liabilities.

                                   ARTICLE II.

                              CURRENT TRW POLICIES

     2.1 With respect to the integrated risk policies listed in Schedule A to this Agreement, which were issued for the period from May 1, 2000 to May 1,
2003, TRW will provide TAAC and its Subsidiaries and Affiliates such insurance as is afforded by those policies to the extent that TRW has the right to do so without paying additional premium under those policies. Prior to the currently scheduled expiration date of those policies, which is May 1, 2003, TRW shall not cancel, terminate or amend those policies in a manner that adversely affects coverage for TAAC or its Subsidiaries or Affiliates. TRW shall use its reasonable best efforts, including approaching such insurers jointly with TAAC if requested by TAAC, to obtain written confirmation from the insurers that issued those policies that TAAC and its Subsidiaries and Affiliates shall continue to be "Insured(s)" under those policies as the term "Insured(s)" is defined in those policies from the Closing Date to May 1, 2003. In the event that TRW does not have the right to make TAAC and its Subsidiaries and
Affiliates "Insureds" under those policies (or the insurers refuse to provide confirmation of TRW's right to do so), TAAC shall be obligated at its own expense to obtain replacement coverage (or to bear the risk that such coverage is not available under the current policies).

     2.2 With respect to the aviation products liability policies listed in
Schedule B to this Agreement, which were issued for the period from May 1, 2002 to May 1, 2003, TRW will provide TAAC and its Subsidiaries and Affiliates such insurance as is afforded by those policies to the extent that it has the right to do so without paying additional premium under those policies. Prior to the currently scheduled expiration date of those policies, which is May 1, 2003, TRW shall not cancel, terminate or amend those policies in a manner that adversely affects coverage for TAAC or its Subsidiaries or Affiliates. TRW shall use its reasonable best efforts, including approaching such insurers jointly with TAAC if requested by TAAC, to obtain written confirmation from the insurers that issued those policies that TAAC and its Subsidiaries and Affiliates shall continue to be "Insured(s)" under those policies as the term "Insured(s)" is defined in those policies from the Closing Date to May 1, 2003. In the event that TRW does not have the right to make TAAC and its Subsidiaries and
Affiliates "Insureds" under those policies (or the insurers refuse to provide confirmation of TRW's right to do so), TAAC shall be obligated at its own expense to obtain replacement coverage (or to bear the risk that such coverage is not available under the current policies).

     2.3 For the six-year period commencing immediately after the date hereof,
TRW shall maintain in effect TRW's current directors' and officers' liability insurance policies providing coverage as respects acts or omissions occurring prior to the Closing Date with respect to those Persons who are currently covered by TRW's directors' and officers' liability insurance policy on terms and at limits no less favorable to TAAC's directors and officers currently covered by policies in effect on the date hereof; provided, also, that if TRW's current directors' and officers' liability insurance expires, is terminated or is canceled during such six-year period, TRW shall obtain directors' and officers' liability insurance covering such acts or omissions with respect to each such Person on terms and at limits no less favorable to TAAC's directors and officers currently covered by policies in effect immediately prior to the date of such expiration, termination or cancellation.

     2.4 Except as expressly set forth above, the policy period of all Current
TRW Policies as to TAAC and its Subsidiaries or their respective Affiliates shall be deemed to end on the Closing Date, and TAAC shall be obligated to obtain its own separate replacement insurance policies for the period that commences on the Closing Date.

                                  ARTICLE III.

        RIGHTS IN POLICIES WITH INCEPTION DATES PRIOR TO THE CLOSING DATE

     3.1 The Company and its Subsidiaries as of the Closing Date are hereby assigned whatever coverage is provided for Company Liabilities under the Current
TRW Policies, Prior TRW Policies, Other Policies and Company Policies in
accordance with the terms of such policies and applicable principles of law and equity, subject to the applicable limits of such policies.

     3.2 TRW and its Subsidiaries as of the Closing Date hereby retain whatever coverage is provided for TRW Liabilities under the Current TRW Policies and
Prior TRW Policies and

Other Policies (other than Company Policies) in accordance with the terms of such policies and applicable principles of law and equity, subject to the applicable limits of such policies.

     3.3 For purposes of the exhaustion of any limits that apply to coverage available under Current TRW Policies, Prior TRW Policies or Other Policies
(other than Company Policies) amounts shall be allocated to the policies on a first come/first served basis. That means that amounts covered by such policies shall be allocated to such policies in the order in which such amounts were paid by the insurance companies.

     3.4 TAAC shall retain whatever insurance coverage is provided for by the
Company Policies.

                                   ARTICLE IV.

                   SELF-INSURED RETENTIONS AND RELATED MATTERS

     4.1 With respect to TRW Liabilities, TRW shall pay or cause to be paid any self-insured retentions, deductibles, retrospective premiums or other amounts payable after the Closing Date by an insured that apply under Current TRW
Policies, Prior TRW Policies or Other Policies. In addition, to the extent that there is any obligation after the Closing Date to provide or continue to provide security or collateral to any insurer with respect to TRW Liabilities, TRW shall provide or cause to be provided such security or collateral and pay or cause to be paid the cost of doing so.

         4.2 Without limiting the rights of TAAC and its Subsidiaries and
Affiliates to indemnification under the Master Purchase Agreement, with respect to Company Liabilities, TAAC shall pay or cause to be paid any self-insured retentions, deductibles, retrospective premiums or other amounts payable after the Closing Date by an insured that apply under Current TRW Policies, Prior TRW
Policies or Other Policies. In addition, to the extent that there is any obligation after the Closing Date to provide or continue to provide security or collateral to any insurer with respect to Company Liabilities, TAAC shall provide or cause to be provided such security or collateral and pay or cause to be paid the cost of doing so.

         4.3 To the extent that TRW continues after the Closing Date to make payments that TAAC is obligated to make under Section 4.2, whether as a result of contractual obligations or for the purpose of ensuring a smooth transition or otherwise, TAAC shall reimburse TRW for such payments. Similarly, to the extent that TAAC continues after the Closing Date to make payments that TRW is obligated to make under Section 4.1, whether as a result of contractual obligations or for the purpose of ensuring a smooth transition or otherwise, TRW shall reimburse TAAC for such payments.

         4.4 To the extent that TRW continues after the Closing Date to provide security or collateral to any insurer with respect to Company Liabilities, TAAC shall: (a) use commercially reasonable efforts, in cooperation with TRW, to persuade the insurer to release TRW from such obligation and to substitute security or collateral from TAAC; (b) to the extent requested by TRW, at the expense of TAAC, provide TRW with equivalent security or collateral during such time period as TRW is providing such security or collateral to insurers with respect to Company Liabilities; or (c) reimburse TRW for the cost of continuing to provide such security or collateral.

     4.5 For purposes of the application of any self-insured retentions, deductibles, retrospective premiums or other amounts payable by an insured that apply under Current TRW Policies, Prior TRW Policies or Other Policies, amounts shall be applied on a first come/first served basis. That means that amounts shall be applied in the order in which such amounts were paid by or on behalf of
TRW, TAAC, or their respective Subsidiaries. Where the limits apply to amounts that are not paid by or on behalf of TRW, TAAC, or their respective
Subsidiaries, for example, in the case of first party coverage for the value of property that is destroyed but not replaced, amounts shall be allocated to such limits in the order in which the relevant losses occurred.

     4.6 With respect to all Property and Casualty insurance policies issued at any time prior to the Closing Date by TRW Risk Management Inc. and Inlake
Insurance Limited:

          (a) TAAC and its Subsidiaries, and all Persons insured under those policies with respect to Company Liabilities, are not entitled under such policies to have any further payments made to them or on their behalf after the
Closing Date;

          (b) TAAC and its Subsidiaries, each on its own behalf and on behalf of all Persons insured under those policies with respect to Company Liabilities, release TRW and all of its Subsidiaries from any obligation under such policies to make any payments to them or on their behalf after the Closing Date;

          (c) such policies shall be deemed to have been endorsed, and may at any time actually be endorsed, with effect from their original inception dates as having no obligation to make any payments after the Closing Date to or on behalf of TAAC or its Subsidiaries, or to or on behalf of any Person insured under such policies with respect to Company Liabilities; and

          (d) TAAC and its Subsidiaries shall indemnify TRW Risk Management
Inc., Inlake Insurance Limited, TRW and its Subsidiaries for all defense costs and other amounts that may be incurred in connection with any claim by any
Person seeking the payment of additional sums after the Closing Date under such policies to or on behalf of TAAC or its Subsidiaries, or to or on behalf of any other Person allegedly entitled to payment under such policies with respect to
Company Liabilities.

     4.7 With respect to Company Liabilities that are insured under policies issued by commercial insurers (including but not limited to FM Global, AIU,
Gerling, and Zurich Commercial) but reinsured in whole or in part by TRW Risk
Management Inc., the Company shall: (a) use commercially reasonable efforts, in cooperation with TRW, to persuade the insurer to release TRW Risk Management
Inc. and Inlake Insurance Limited from such reinsurance obligation and substitute a reinsurance obligation from the Company or one of its Subsidiaries;
(b) provide TRW Risk Management Inc. at the expense of the Company with commercially reasonable security or collateral during such time period as TRW
Risk Management Inc. or Inlake Insurance Limited remains obligated to provide reinsurance with respect to Company Liabilities; or (c) reimburse TRW for the cost of continuing to provide such reinsurance.

     4.8 TRW and TAAC shall make appropriate adjustments to accounting records to adjust for changes made pursuant to Sections 4.6 and 4.7 of this Agreement.
For example, to the extent appropriate as a result of Sections 4.6 and 4.7, TRW shall reduce reserves on the books of TRW Risk Management Inc. or Inlake
Insurance Limited (if any) relating to Company Liabilities, and TAAC shall include appropriate reserves on its books for such liabilities.

     4.9 TAAC shall have the right but not the obligation to establish its own
Subsidiary to provide insurance with respect to Company Liabilities, including but not limited to insurance to take the place of that previously provided by
TRW Risk Management Inc.

     4.10 Notwithstanding anything to the contrary in this Agreement, TRW shall have the right, in its sole discretion, after consultation with, and at least sixty (60) days notice to, TAAC, to adopt a plan or agreement of complete or partial liquidation, dissolution, restructuring, merger, consolidation, recapitalization or other reorganization of TRW Risk Management Inc. and Inlake
Insurance Limited at any time after the date hereof; provided that TRW ensures that any rights of TAAC or its Subsidiaries with respect to any coverage provided by TRW Risk Management Inc. are not materially impaired.

                                   ARTICLE V.

            COOPERATION WITH RESPECT TO CLAIMS AND INSURANCE MATTERS

     5.1 With respect to TRW Liabilities, TRW shall have the right and the responsibility to provide appropriate notice to insurers, administer claims to the extent necessary or appropriate, submit claims to insurers for payment, negotiate coverage questions that may arise, and to arbitrate, litigate and/or compromise coverage disputes.

     5.2 With respect to Company Liabilities, TAAC shall have the right and the responsibility to provide appropriate notice to insurers, administer claims to the extent necessary or appropriate, submit claims to insurers for payment, negotiate coverage questions that may arise, and to arbitrate, litigate and/or compromise coverage disputes.

     5.3 The Company shall have the right to request assistance from TRW in carrying out its responsibilities under Section 5.2 and other risk-management-related tasks, including but not limited to the purchase of other insurance policies. In response to such a request, TRW shall be obligated during such period to use commercially reasonable efforts to provide such assistance, either through its own personnel or through contractors (such as insurance brokers, claims adjustors, or other insurance professionals) or attorneys, but TAAC shall be obligated to reimburse TRW for all out-of-pocket costs and expenses reasonably incurred in connection with providing such assistance.

     5.4 (a) TRW and TAAC shall cooperate with each other, use commercially reasonable efforts to take or cause to be taken all appropriate actions required of such party, and do or cause to be done all things necessary or appropriate to effectuate the provisions and purposes of this Agreement and the transactions contemplated hereby, including the execution of any additional documents or instruments of any kind, the obtaining of consents that may be reasonably necessary or appropriate to carry out any of the provisions hereof, and the taking of all such other actions as such party may reasonably be requested to take by the other party from time to time consistent with the terms of this Agreement.

          (b) By way of enumeration and not of limitation: (i) each party shall be obligated to provide copies of insurance policies or evidence of the existence of insurance to the other; (ii) each party shall be obligated to provide the other with information reasonably necessary or helpful to either party (including, without limitation, currently valued loss runs on an annual basis for all lines of insurance for five calendar years after the Closing Date)
in connection with its efforts to obtain insurance coverage pursuant to and in accordance with the terms of this Agreement or to purchase other insurance policies; (iii) each party shall be obligated to provide information to the other about amounts applied to the limits of policies or self-insured retentions potentially applicable to both, and the basis for the application of such amounts to such limits, so that each company can monitor the exhaustion of such limits; and (iv) each party shall execute further assignments or allow the other to pursue claims in its name (subject to appropriate disclosure of the fact that it is doing so and the reasons why it is doing so), including by means of arbitration or litigation, to the extent necessary or helpful to the other party's efforts to obtain insurance coverage to which it is entitled under this
Agreement.

     5.5 TRW and TAAC shall be obligated to reimburse each other for out-of-pocket costs and expenses reasonably incurred in connection with providing cooperation and assistance to the other pursuant to Section 5.4.

     5.6 In the event of any arbitration or litigation with any insurers concerning any Current TRW Policy, Prior TRW Policy or Other Policy that potentially provides coverage for both TRW Liabilities and Company Liabilities,
TRW and TAAC shall be obligated to provide prompt notice to each other of the initiation of such arbitration or litigation and to cooperate with efforts by the other to intervene in such arbitration or litigation as a party or as an amicus in order to protect its interests at its own expense. In the event that such an arbitration or litigation is initiated by TRW or TAAC, such party shall be obligated to notify the other at least ten (10) days prior to the initiation of such proceeding (unless it is not reasonably possible to do so without prejudicing the effort to obtain coverage), and the other party shall be obligated to preserve the confidentiality of that information and to use it for no purpose other than conferring with the other and considering whether or not it should join that proceeding as a party or an amicus, or institute another proceeding against one or more insurers in the same or some different forum at some time after the first proceeding has been initiated.

     5.7 With respect to the application of the first come/first served principles set forth in Sections 3.3 and 4.5, TRW, TAAC and their respective
Subsidiaries shall be obligated to act in good faith and to avoid taking any actions for the purpose or with the intention of accelerating or delaying claims payments or losses in order to obtain some advantage with respect to the exhaustion of applicable limits. In addition, TRW, TAAC and their respective
Subsidiaries shall not enter into any written settlement agreement with any insurer that has the effect of reducing limits that would otherwise be potentially available under this Agreement to both TRW and TAAC or their respective Subsidiaries without first giving the other party to this Agreement at least ten (10) days advance written notice of its intention to enter into such settlement accompanied by a copy of the proposed settlement so that the other party may have an

opportunity to consider the impact of such proposed settlement on its interests.
TRW and TAAC agree to consult with each other and negotiate in good faith about such impacts.

     5.8 Neither TRW nor any of its Subsidiaries shall have any right to provide any release under a Current TRW Policy, a Prior TRW Policy or an Other Policy
with respect to any rights that TAAC or any of its Subsidiaries may have under that policy under this Agreement.

     5.9 Neither TAAC nor any of its Subsidiaries shall have any right to provide any release under a Current TRW Policy, a Prior TRW Policy or an Other
Policy with respect to any rights that TRW or any of its Subsidiaries may have under that policy under this Agreement.

                                   ARTICLE VI.

                                OTHER PROVISIONS

     6.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given (i) by personal delivery to the appropriate address as set forth below (or at such other address for the party as shall have been previously specified in writing to the other party), (ii) by reliable overnight courier service (with confirmation) to the appropriate address as set forth below (or at such other address for the party as shall have been previously specified in writing to the other party), or (iii) by facsimile transmission (with confirmation) to the appropriate facsimile number set forth below (or at such other facsimile number for the party as shall have been previously specified in writing to the other party) with follow-up copy by reliable overnight courier service the next
Business Day:

                  (a)  if to TAAC, to:
                       TRW Automotive Acquisition Corp.
                       12025 Tech Center Drive
                       Livonia, Michigan 48150
                       Facsimile No.:  (734) 266-4590
                       Attention:  General Counsel

                  (b)  if to TRW, to:
                       Northrop Grumman Space & Mission Systems Corp.
                       1840 Century Park East
                       Los Angeles, CA 90067
                       Facsimile No.:  (310) 556-4558
                       Attention:  Vice President and General Counsel

     All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5
p.m. (New York City time) and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

     6.2 Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by an authorized officer of each party. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by an authorized officer of the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     6.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

     6.4 Entire Agreement. This Agreement, the Master Purchase Agreement, the
Northrop Grumman Disclosure Letter, the Ancillary Agreements, the Exhibits
hereto and the Schedules hereto constitute the entire agreement between the parties hereto with respect to the subject matter hereof, and supersede and cancel all prior agreements, negotiations, correspondence, undertakings, understandings and communications of the parties, oral and written, with respect to the subject matter hereof.

     6.5 Assignment. This Agreement may not be assigned by either party without the written consent of the other party hereto and any attempted assignment without the required consent will be null and void; provided, however, that TAAC may assign any or all of its rights, in whole or in part, to one or more
Affiliates of the Purchaser or to any Persons providing financing to the
Purchaser in connection with the transactions contemplated under the Master
Purchase Agreement. No such assignment shall relieve either party of any of its rights and obligations hereunder.

     6.6 Binding Nature; Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person or Persons any rights, benefits or remedies of any nature whatsoever under or by reason of this
Agreement.

     6.7 Severability. This Agreement shall be deemed severable; the invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of this Agreement or of any other term hereof, which shall remain in full force and effect, for so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, each party agrees that such restriction may be enforced to the maximum extent permitted under applicable Law, and each party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

     6.8 Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts or

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choice of laws, or any other law that would make the laws of any jurisdiction other than Delaware applicable.

     6.9 Reimbursement. In order to obtain reimbursement of amounts due under this Agreement, TRW or TAAC, as the case may be, shall send a written request for such reimbursement in accordance with Section 6.1, together with such information as is reasonably required to support its request for reimbursement.
Payment shall be due 30 days after receipt of such request and supporting information. If there are questions or disputes about certain amounts for which reimbursement is requested, payment should be made on a timely basis with respect to other amounts. With respect to all amounts that are ultimately determined to be owed under this Agreement but that were not paid in full within
30 days after the date of receipt of the original request for reimbursement and supporting information, interest at the prime rate published by Citibank N.A.
from time to time, compounded monthly, shall be owed for the period beginning from 30 days after the date of receipt of the original request for reimbursement and supporting information until the date of payment.

     6.10 No Right of Setoff. Neither party hereto, nor any of their
Subsidiaries or Affiliates may deduct from, set off, hold back or otherwise reduce in any manner whatsoever against any amounts such Persons may owe to the other party hereto or any of its Subsidiaries or Affiliates any amounts owed by such other party or its Subsidiaries or Affiliates to the first party or its
Subsidiaries or Affiliates.

     6.11 Headings. The table of contents, and the article and other headings contained in this Agreement are inserted for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                  [Remainder of page intentionally left blank.]

                                       11

     IN WITNESS WHEREOF, the parties have caused this Insurance Allocation
Agreement to be duly executed as of the day and year first above written.

                 NORTHROP GRUMMAN SPACE & MISSION SYSTEMS CORP.

                                  By: /s/ Albert F Myers
                                      ------------------------------------------
                                      Name: Albert F. Myers
                                      Title: President, Chief Executive Officer,
                                      Chief Financial Officer, Treasurer

                                  TRW AUTOMOTIVE ACQUISITION CORP.

                                  By: /s/ Neil P. Simpkins
                                      ------------------------------------------
                                      Name:  Neil P. Simpkins
                                      Title:  President

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